Exhibit 99.1

Lumen Technologies, Inc.

Debt Schedule - Excludes all Finance Leases, Unamortized Premiums, Discounts and Other, Net ($ in millions)

(UNAUDITED)

All information is presented as of March 28, 2024

Entity (Original Issuer)	Coupon Rate	Maturity Date	Total[1]
Qwest Corporation
Qwest Corporation Senior Notes	7.250%	9/15/2025	250
Qwest Corporation Senior Notes	7.750%	5/1/2030	43
Qwest Corporation Senior Notes	7.375%	5/1/2030	55
Qwest Corporation Senior Notes (CTBB)	6.500%	9/1/2056	978
Qwest Corporation Senior Notes (CTDD)	6.750%	6/15/2057	660

Total Qwest Corporation			$1,986

Qwest Capital Funding, Inc.
Qwest Capital Funding, Inc. Senior Notes	6.875%	7/15/2028	76
Qwest Capital Funding, Inc. Senior Notes	7.750%	2/15/2031	116

Total Qwest Capital Funding, Inc.			$192

Level 3 Financing, Inc.
Level 3 Financing, Inc. Term Loan B	S + 1.75%	3/1/2027	12
New Level 3 Financing, Inc. Term Loan B-1	S + 6.56%	4/15/2029	1,199
New Level 3 Financing, Inc. First Lien Notes	10.500%	4/15/2029	668
New Level 3 Financing, Inc. First Lien Notes	11.000%	11/15/2029	1,575
New Level 3 Financing, Inc. Term Loan B-2	S + 6.56%	4/15/2030	1,199
Level 3 Financing, Inc. Sr. Secured Notes	10.500%	5/15/2030	925
New Level 3 Financing, Inc. First Lien Notes	10.750%	12/15/2030	678

Total Level 3 Parent, LLC and Subsidiaries First Lien Secured Debt			$6,256

New Level 3 Financing, Inc. Second Lien Notes	4.875%	6/15/2029	606
New Level 3 Financing, Inc. Second Lien Notes	4.500%	4/1/2030	712
New Level 3 Financing, Inc. Second Lien Notes	3.875%	10/15/2030	458
New Level 3 Financing, Inc. Second Lien Notes	4.000%	4/15/2031	453

Total Level 3 Parent, LLC and Subsidiaries Secured Debt			$8,485

Level 3 Financing, Inc. Sr. Secured Notes (Unsecured)	3.400%	3/1/2027	82
Level 3 Financing, Inc. Senior Notes	4.625%	9/15/2027	394
Level 3 Financing, Inc. Senior Notes	4.250%	7/1/2028	488
Level 3 Financing, Inc. Senior Notes	3.625%	1/15/2029	382
Level 3 Financing, Inc. Sustainability-Linked Senior Notes	3.750%	7/15/2029	448
Level 3 Financing, Inc. Sr. Secured Notes (Unsecured)	3.875%	11/15/2029	72

Total Level 3 Parent, LLC and Subsidiaries			$10,350

Lumen Technologies, Inc.
New Lumen Technologies, Inc. Superpriority First Out (“FOSP”) $489MM RCF	S + 4.00%	6/1/2028	—
New Lumen Technologies, Inc. Superpriority Second Out (“SOSP”) $467MM RCF	S + 6.00%	6/1/2028	—
New Lumen Technologies, Inc. SOSP Term Loan A	S + 6.00%	6/1/2028	377
New Lumen Technologies, Inc. SOSP Term Loan B-1	S + 2.35%	4/15/2029	1,629
New Lumen Technologies, Inc. SOSP Notes	4.125%	4/15/2029	332
New Lumen Technologies, Inc. SOSP Term Loan B-2	S + 2.35%	4/15/2030	1,629
New Lumen Technologies, Inc. SOSP Notes	4.125%	4/15/2030	479

Total Lumen Technologies, Inc. Superpriority Secured Debt			$4,447

Lumen Technologies, Inc. Term Loan B	S + 2.25%	3/15/2027	57

Total Lumen Technologies, Inc. Secured Debt			$4,504

Lumen Technologies, Inc. Senior Notes - Series X	5.625%	4/1/2025	157
Lumen Technologies, Inc. Senior Notes - Series D	7.200%	12/1/2025	45
Lumen Technologies, Inc. Senior Notes	5.125%	12/15/2026	150
Lumen Technologies, Inc. Sr. Secured Notes (Unsecured)	4.000%	2/15/2027	232
Lumen Technologies, Inc. Senior Notes - Series G	6.875%	1/15/2028	242
Lumen Technologies, Inc. Senior Notes	4.500%	1/15/2029	409
Lumen Technologies, Inc. Senior Notes	5.375%	6/15/2029	232
Lumen Technologies, Inc. Senior Notes - Series P	7.600%	9/15/2039	354
Lumen Technologies, Inc. Senior Notes - Series U	7.650%	3/15/2042	291

Total Lumen Technologies, Inc.			$6,617

Total LUMN Consolidated (excluding Finance Leases, Premium/(Discount)/Other, net)			$19,145

[1]	Totals may not sum due to rounding.